UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report – October 24, 2007

(Date of earliest event reported)

QUESTAR CORPORATION
(Exact name of registrant as specified in charter)

STATE OF UTAH	1-8796	87-0407509
(State or other jurisdiction of incorporation or organization	(Commission File No.)	(I.R.S. Employer Identification No.)

180 East 100 South Street, P.O. Box 45433 Salt Lake City, Utah 84145-0433
(Address of principal executive offices)

Registrant's telephone number, including area code (801) 324-5000

                                  Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

       CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

       CFR 240.13e-4(c))

On October 24, 2007, Questar Corporation issued a press release announcing its earnings for the nine months ended September 30, 2007. A copy of this press release is furnished as Exhibit 99.1 and is incorporated by reference.

Item 2.02   Results of Operations and Financial Condition

On October 24, 2007, Questar Corporation (the “Registrant”) issued a press release to report the Registrant’s financial results for the period ended September 30, 2007. A copy of the Registrant’s release is attached hereto as Exhibit 99.1, and the information contained therein is incorporated herein by reference. The information contained in Item 2.02 to this Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and the information shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01   Financial Statements and Exhibits.

(c)

Exhibits.

Exhibit No.

Exhibit

     99.1

Release issued October 24, 2007, by Questar Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUESTAR CORPORATION

   (Registrant)

October 24, 2007

/s/S. E. Parks

S. E. Parks

Senior Vice President and

Chief Financial Officer

List of Exhibits:

Exhibit No.

Exhibit

    99.1

Release issued October 24, 2007, by Questar Corporation.

Exhibit 99.1

QUESTAR NET INCOME UP 19% IN THIRD QUARTER 2007

Company Raises 2007 EPS Estimate and Provides Initial 2008 Guidance

SALT LAKE CITY — Questar Corp. (NYSE:STR) – a natural gas-focused energy company – grew net income 19% in the third quarter of 2007 to $113.3 million, or $0.64 per diluted share, compared to $95.0 million, or $0.54 per diluted share, for the third quarter of 2006. For the first nine months of 2007, Questar net income was $376.6 million, or $2.14 per diluted share, compared to $322.6 million or $1.84 per diluted share for the 2006 period, a 17% increase.

NET INCOME (LOSS) BY LINE OF BUSINESS

(in millions, except earnings per share)

	3 Months Ended September 30,			9 Months Ended September 30,
	2007	2006	Change	2007	2006	Change
Market Resources
Questar E&P	$76.4	$66.0	16%	$220.3	$192.6	14%
Wexpro	14.8	12.1	22	43.4	36.1	20
Gas Management	13.3	11.0	21	40.6	30.9	31
Energy Trading and other	4.2	2.9	45	16.0	6.4	150
Market Resources Total	108.7	92.0	18	320.3	266.0	20

Questar Pipeline	12.0	10.8	11	33.2	33.8	(2)
Questar Gas	(8.5)	(9.2)	8	19.5	19.5
Corporate	1.1	1.4	(21)	3.6	3.3	9
QUESTAR CORPORATION TOTAL	$113.3	$95.0	19%	$376.6	$322.6	17%

Earnings per diluted share	$0.64	$0.54		$2.14	$1.84
Average diluted shares	175.9	175.4		175.8	175.1

"We now expect 2007 net income to range from $2.75 to $2.80 per diluted share, compared to prior guidance of $2.60 to $2.68 per diluted share," said Keith O. Rattie, Questar Chairman, President and CEO. "We're also providing initial 2008 net income and production guidance, mindful of the uncertain outlook for natural gas prices and public land access in the Rockies."

Third Quarter Highlights

•

Questar E&P natural gas, oil and natural gas liquids (NGL) production totaled 33.9 billion cubic feet of natural gas equivalents (Bcfe), essentially equal to the 33.8 Bcfe produced in the corresponding 2006 period. The company shut in approximately 4.4 Bcfe (net) of unhedged third-quarter 2007 natural gas and associated liquid hydrocarbon production in response to low regional market prices for natural gas in the Rocky Mountain producing area. Natural gas comprised 86% of reported volumes.

•

Realized natural gas prices at Questar E&P increased $0.71 per thousand cubic feet (Mcf), or 12%, while realized crude oil and NGL prices increased $5.14 per barrel (bbl), or 10%. Natural gas hedges increased reported revenues by $84.0 million, while oil hedges reduced revenues by $5.4 million.

•

Net mark-to-market gains on natural gas basis-only swaps increased other pre-tax income $9.0 million in the 2007 quarter, compared to a $5.2 million reduction in the prior-year period.

•

Wexpro investment base grew 27% to $284.6 million at September 30, 2007, compared to $224.8 million a year earlier. Wexpro produced 6.6 Bcf of cost-of-service gas for delivery to affiliate Questar Gas in the current quarter.

•

A 26% increase in third-party gathering volumes helped boost Gas Management gathering revenues 11% to $22.6 million compared to $20.4 million a year earlier. Fee-based processing volumes increased 10% while net processing revenues increased 31% to $15.7 million due to increased frac spread.

•

Energy Trading net income was up 45% to $4.2 million, driven primarily by increased trading margins. Gross marketing margin totaled $6.5 million compared to $5.0 million in the year-ago period.

•

Questar Pipeline earned $12.0 million in the third quarter of 2007, up 11% from 2006, driven by increased demand revenues from new transportation contracts and higher liquids-processing revenues.

•

The seasonal loss at Questar Gas decreased 8% to $8.5 million from a year ago, primarily due to new customer growth and increased transportation services.

•

Questar earned a 16.7% return on assets (ROA – defined as earnings before interest and income taxes divided by average total assets) for the trailing 12-month period ended September 30, 2007. Market Resources ROA was 20.9%, Questar Pipeline ROA was 10.1%, and Questar Gas ROA was 8.3%.

Questar Raises 2007 EPS Estimate and Provides Initial 2008 Guidance

Questar expects full-year 2007 earnings to range from $2.75 to $2.80 per diluted share, compared to previous guidance of $2.60 to $2.68 per diluted share. The company expects that better-than-forecast performance from Wexpro, Gas Management, and Energy Trading will offset the impact of lower natural gas prices in the fourth quarter. The company expects Questar E&P 2007 production to range from 136 to 137 Bcfe, despite approximately 5.4 Bcfe of net production shut-in through the third quarter due to low natural gas prices in the Rockies. The guidance assumes additional shut-in gas volumes during the months of October and November and that the Rockies basis differential will average $3.35 per million Btu (MMBtu) for the remainder of 2007. Rockies basis differential is the difference between the NYMEX/Henry Hub price of natural gas and the price of natural gas produced and sold in the Rocky Mountain region. The lower end of the guidance range assumes an average NYMEX price of $7.00 per MMBtu for currently unhedged 2007 natural gas production for the rest of the year and an average prompt-month NYMEX oil price of $75.00 per bbl applied to unhedged volumes. The upper end assumes an average NYMEX gas price of $7.50 per MMBtu and an average prompt-month NYMEX oil price of $80.00 per bbl applied to unhedged 2007 production.

Questar also provided initial 2008 net income and production estimates. The company estimates that 2008 net income could range from $2.85 to $3.00 per diluted share. The lower end of the estimate assumes an average NYMEX price of $7.50 per MMBtu for currently unhedged 2008 natural gas production and an average prompt-month NYMEX oil price of $70.00 per bbl applied to unhedged volumes. The upper end of the range assumes an average NYMEX gas price of $8.50 per MMBtu and an average prompt-month NYMEX oil price of $75.00 per bbl applied to unhedged 2008 production.

The company’s guidance excludes one-time items, assumes hedges in place on the date of this release, and assumes natural gas and oil prices and basis differentials as summarized in the following table:

Earnings Guidance Assumptions

	2007	2007	2008
	Current	Previous	Initial Outlook
Earnings per diluted share	$2.75-$2.80	$2.60-$2.68	$2.85-$3.00
Average diluted shares (millions)	176.0	176.2	176.2
Questar E&P production – Bcfe	136-137	135-138	146-150
Pinedale well completions	53-55	48-52	55-60
NYMEX gas price per MMBtu*	$7.00-$7.50	$6.50-$7.50	$7.50-$8.50
NYMEX/Rockies basis differential per MMBtu*	$3.35	$3.25	$1.75-$1.50
NYMEX/Midcontinent basis differential per MMBtu*	$0.90	$1.00	$1.25-$1.00
NYMEX crude oil price per bbl*	$75.00-$80.00	$70.00-$75.00	$70.00-$75.00
* On unhedged volumes

•

Questar E&P has hedged about 82% of forecast natural gas and oil-equivalent production for the fourth quarter of 2007 and 68% for the full-year 2008 with fixed-price swaps. Additionally, the company has hedged about 8% of forecast fourth quarter 2007 production and 9% of full-year 2008 production with natural gas basis-only swaps (see table at the end of this release).

•

The company estimates that a $1.00 per MMBtu change in the average NYMEX price of natural gas for the remainder of 2007 and full-year 2008 would result in less than a $0.01 and about an $0.08 change respectively in earnings per diluted share.

•

A $10.00 per bbl change in the average NYMEX price of oil for the remainder of 2007 and full-year 2008 would result in about a $0.01 and $0.06 change respectively in earnings per diluted share.

Questar E&P Net Income Increases 16% in Third Quarter, 14% for First Nine Months of 2007

Questar E&P – a Market Resources subsidiary that acquires, explores for, develops and produces natural gas and oil – reported production of 33.9 Bcfe in the current quarter compared to 33.8 Bcfe in the prior year period. During the third quarter of 2007, the company shut in approximately 4.4 Bcfe (net) of unhedged Rockies natural gas and associated liquid hydrocarbon production in response to low regional market prices for natural gas. Low regional market prices result from insufficient takeaway capacity on interstate pipelines that transport natural gas from Rockies producing basins to markets outside the region. Start up of the Rockies Express Pipeline-West Project, currently scheduled for January 1, 2008, may alleviate the current transportation bottleneck.

Higher realized natural gas, crude oil and NGL prices more than offset a 14% higher average production cost structure, resulting in a 16% increase in third-quarter 2007 net income to $76.4 million compared to $66.0 million a year-earlier. Natural gas basis-only swaps increased net income $5.6 million in the 2007 quarter and reduced net income $3.2 million in the 2006 period. In the prior year quarter, Questar E&P recognized $24.6 million of pretax gains on assets sales. Exploration expense in the current quarter totaled $1.6 million compared to $16.8 million in the prior period, which included $14.0 million of dry hole expense. For the first nine months of 2007, Questar E&P net income rose 14% to $220.3 million compared to $192.6 million a year earlier, driven by a 7% increase in production, higher realized natural gas, crude oil and NGL prices, a $15.6 million increase in after-tax net mark-to-market gains on natural gas basis-only swaps, and reduced exploration expense. Natural gas basis-only swaps increased net income $8.9 million through September 2007 and reduced net income $6.7 million in the 2006 period.

Questar E&P – Production by Division

	3 Months Ended			9 Months Ended
	September 30,			September 30,
	2007	2006	Change	2007	2006*	Change
	(Bcfe)			(Bcfe)
Pinedale Anticline	11.4	10.9	5%	35.0	28.8	22%
Uinta Basin	6.1	6.5	(6)	18.7	18.9	(1)
Rockies Legacy	3.8	4.5	(16)	13.2	14.5	(9)
Subtotal – Rocky Mountains	21.3	21.9	(3)	66.9	62.2	8
Midcontinent	12.6	11.9	6	37.4	35.2	6
Total Questar E&P	33.9	33.8	0%	104.3	97.4	7%

* Includes an increase of 0.7 Bcfe related to a gas-imbalance settlement in the Rockies Legacy division.

Questar E&P – Realized Prices and Hedging Impact

	3 Months Ended			9 Months Ended
	September 30,			September 30,
	2007	2006	Change	2007	2006	Change

Realized natural gas price ($ per Mcf)	$6.44	$5.73	12%	$6.42	$5.99	7%
Natural gas hedging impact ($ per Mcf)	2.87	0.62		1.91	0.24

Realized oil and NGL price ($ per bbl)	$54.95	$49.81	10%	$51.51	$50.10	3%
Oil and NGL hedging impact ($ per bbl)	(6.91)	(9.20)		(2.78)	(8.68)

Net mark-to-market gains (losses) on basis-only swaps ($ millions)
Pre-tax	$9.0	($5.2)	$14.2	($10.8)
After tax	$5.6	($3.2)	$8.9	($6.7)

Questar may hedge up to 100% of forecast production from proved reserves to lock in acceptable returns on invested capital and to protect returns, cash flow and net income from a decline in commodity prices. The company uses natural gas basis-only swaps to protect cash flows and net income from widening natural gas-price basis differentials that may result from capacity constraints on regional gas pipelines.

Questar E&P production costs (the sum of depreciation, depletion and amortization expense, lease operating expense, general and administrative expense, allocated interest expense, and production taxes) per unit of gas-equivalent production increased 14% in the third quarter 2007 compared to the 2006 period.

Questar E&P – Production Cost Structure

	3 Months Ended			9 Months Ended
	September 30,			September 30,
	(per Mcfe)			(per Mcfe)
	2007	2006	Change	2007	2006	Change
Depreciation, depletion and amortization	$1.75	$1.43	22%	$1.72	$1.37	26%
Lease operating expense	0.66	0.56	18	0.62	0.55	13
General and administrative expense	0.44	0.34	29	0.41	0.32	28
Allocated interest expense	0.18	0.19	(5)	0.18	0.21	(14)
Production taxes	0.35	0.45	(22)	0.41	0.45	(9)
Production costs	$3.38	$2.97	14%	$3.34	$2.90	15%

•

Production volume-weighted average depreciation, depletion and amortization rate increased in both periods due to higher costs for drilling, completion and related services, increased cost of steel casing, other tubulars and wellhead equipment, the ongoing depletion of older lower-cost reserves and the increasing component of Questar E&P production derived from higher-cost fields such as Elm Grove in the Midcontinent and Vermillion Basin in the Rockies.

•

Lease operating expense per Mcfe increased in both periods due to increased costs of materials and consumables, increased produced-water disposal costs and increased well-workover activity.

•

General and administrative expense per Mcfe increased due to higher labor and legal expenses in the 2007 periods.

•

Allocated interest expense per unit of production decreased in the 2007 periods due to reduced debt expense in both periods and increased current-year production for the nine-month period.

•

Production taxes were lower in the current quarter due to lower market prices for natural gas in the Rockies region. The company pays production taxes based on sales prices before the impact of hedges.

Wexpro Net Income Up 22% in Third Quarter, 20% for First Nine Months of 2007

Wexpro – a Market Resources subsidiary that develops and produces cost-of-service reserves for Questar Gas – reported net income of $14.8 million in the current quarter, up 22% from the third quarter of 2006. For the first nine months of 2007, Wexpro net income was $43.4 million compared to $36.1 million in the prior year period, a 20% increase. Wexpro 2007 results benefited from a higher average investment base compared to the prior-year periods. Under a long-standing agreement with the states of Utah and Wyoming, Wexpro recovers its costs and earns an unlevered after-tax return of about 19 to 20% on its investment base – the investment in commercial wells and related facilities, adjusted for working capital and reduced for deferred income taxes and accumulated depreciation. Wexpro investment base at September 30, 2007, was $284.6 million compared to $224.8 million a year ago.

Gas Management Net Income Up 21% in Third Quarter, 31% for First Nine Months of 2007

Questar Gas Management (Gas Management) – Market Resources’ gas-gathering and processing-services business – posted higher net income driven by higher gathering and processing margins in the third quarter and first nine months of 2007. Third party gas-gathering throughput grew 26% or 8.8 million MMBtu compared to the third quarter of 2006. Fee-based gas-processing volumes were 33.7 million MMBtu in the third quarter of 2007, a 10% increase compared to the 2006 period. Fee-based gas-processing revenues increased 13% or $0.5 million, while gross margin from keep-whole processing increased 44% or $3.4 million in the 2007 third quarter. Approximately 74% of Gas Management net operating revenue (total revenue less processing plant-shrink) was derived from fee-based contracts in the 2007 third quarter compared to 78% in the 2006 period. For the first nine months of 2007, Gas Management net income increased 31% to $40.6 million compared to $30.9 million in the 2006 period, driven by higher gathering and processing margins.

Questar Pipeline Net Income Up 11% in Third Quarter, Down 2% for First Nine Months of 2007

Questar Pipeline – a subsidiary that provides interstate natural gas transportation and storage services – reported higher third quarter 2007 net income primarily as a result of increased demand revenues from new transportation contracts and higher liquids-processing revenues. Operating, maintenance, general and administrative expenses increased 5% due to higher labor costs. Questar Pipeline net income was $33.2 million in the first nine months of 2007, down 2% from $33.8 million earned in the year-ago period. Increased transportation and liquids processing revenues were more than offset by decreased liquid-sales revenues and higher operating expenses in the nine-month period.

Questar Gas Seasonal Net Loss Decreases to $8.5 Million in Third Quarter, Net Income Even for First Nine Months of 2007

Questar Gas – which provides retail natural gas distribution services in Utah, Wyoming and Idaho – reported a $0.7 million decrease in its seasonal net loss in the quarter over the year-ago period. Higher third quarter 2007 operating expenses were more than offset by increased new-customer and transportation revenues. Operating, maintenance, general and administrative expenses totaled $32 per customer in the third quarters of 2007 and 2006. Questar Gas net income was $19.5 million in the first nine months of 2007, the same as the year-earlier period. At September 30, 2007, Questar Gas served 861,000 customers, up 26,000 or 3% from September 30, 2006.

Third Quarter 2007 Earnings Teleconference

Questar management will discuss third quarter 2007 results, the outlook for the remainder of 2007 and for 2008 in a conference call with investors Thursday, October 25, beginning at 9:30 a.m. EDT. The call can be accessed on the company Internet site at www.questar.com.

About Questar

Questar Corp. (NYSE:STR) is a natural gas-focused energy company with an enterprise value over $10 billion. Questar finds, develops, produces, gathers, processes, transports, stores and distributes natural gas.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Securities Exchange Act of 1934, as amended. Such statements are based on management’s current expectations, estimates and projections, which are subject to a wide range of uncertainties and business risks. Factors that could cause actual results to differ from those anticipated are discussed in the company’s periodic filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2006. Questar undertakes no obligation to publicly correct or update the forward-looking statements in this news release, in other documents, or on the Web site to reflect future events or circumstances. All such statements are expressly qualified by this cautionary statement.

For more information, visit Questar’s Internet site at: www.questar.com.

Hedge Positions – October 24, 2007

Time Periods	Rocky Mountains	Midcontinent	Total	Rocky Mountains	Midcontinent	Total
				Estimated
	Gas (Bcf) Fixed-Price Swaps			Average Price Per Mcf, Net to the Well
2007
Fourth quarter	15.5	8.7	24.2	$6.59	$7.76	$7.01

2008
First half	30.5	17.3	47.8	$7.00	$7.93	$7.33
Second half	31.7	17.4	49.1	6.99	7.93	7.32
12 months	62.2	34.7	96.9	6.99	7.93	7.33

2009
First half	20.1	12.0	32.1	$7.11	$7.66	$7.31
Second half	20.5	12.2	32.7	7.11	7.66	7.31
12 months	40.6	24.2	64.8	7.11	7.66	7.31

2010
First half	3.3	6.9	10.2	$6.95	$7.58	$7.37
Second half	3.4	6.9	10.3	6.95	7.58	7.37
12 months	6.7	13.8	20.5	6.95	7.58	7.37

				Estimated
	Gas (Bcf) Basis-Only Swaps			Average Basis Per Mcf vs. NYMEX
2007
Fourth quarter	2.6		2.6	$2.40		$2.40

2008
First half	6.8		6.8	$1.61		$1.61
Second half	6.8		6.8	1.61		1.61
12 months	13.6		13.6	1.61		1.61

2009
First half	11.8	1.7	13.5	$1.21	$1.08	$1.19
Second half	12.0	1.7	13.7	1.21	1.08	1.19
12 months	23.8	3.4	27.2	1.21	1.08	1.19

2010
First half		1.7	1.7		$0.94	$0.94
Second half		1.7	1.7		0.94	0.94
12 months		3.4	3.4		0.94	0.94

Hedge Positions – October 24, 2007

Time Periods	Rocky Mountains	Midcontinent	Total	Rocky Mountains	Midcontinent	Total
				Estimated
	Oil (Mbbl) Fixed-Price Swaps			Average Price Per Bbl, Net to the Well

2007
Fourth quarter	267	101	368	$52.01	$57.91	$53.63

2008
First half	328	218	546	$64.77	$70.77	$67.17
Second half	331	221	552	64.77	70.77	67.17
12 months	659	439	1,098	64.77	70.77	67.17

2009
First half	217	145	362	$60.55	$66.55	$62.95
Second half	221	147	368	60.55	66.55	62.65
12 months	438	292	730	60.55	66.55	62.95

# # #

QUESTAR CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	3 Months Ended September 30,		9 Months Ended September 30,
	2007	2006	2007	2006
	(in millions, except per share amounts)
REVENUES
Market Resources	$372.8	$427.9	$1,191.3	$1,227.1
Questar Pipeline	31.9	28.3	94.0	87.9
Questar Gas	92.7	99.0	640.9	747.8
Total Revenues	497.4	555.2	1,926.2	2,062.8

OPERATING EXPENSES
Cost of natural gas and other products sold	89.2	183.7	601.2	867.3
Operating and maintenance	71.5	69.5	221.9	211.9
General and administrative	39.6	34.1	118.9	96.7
Production and other taxes	21.2	27.9	78.2	87.3
Depreciation, depletion and amortization	89.7	78.8	273.4	224.8
Exploration	1.6	16.8	6.7	30.2
Abandonment and impairment	2.3	2.0	6.4	5.5
Total Operating Expenses	315.1	412.8	1,306.7	1,523.7

Net gain (loss) from asset sales	(0.2)	25.3	0.3	25.5

OPERATING INCOME	182.1	167.7	619.8	564.6

Interest and other income	3.7	3.8	9.6	9.8
Income from unconsolidated affiliates	2.4	1.8	6.8	5.3
Net mark-to-market gain (loss) on basis-only swaps	9.0	(5.2)	14.2	(10.8)
Loss on early extinguishment of debt				(1.7)
Interest expense	(17.3)	(17.8)	(53.0)	(55.0)
INCOME BEFORE INCOME TAXES	179.9	150.3	597.4	512.2
Income taxes	66.6	55.3	220.8	189.6
NET INCOME	$113.3	$95.0	$376.6	$322.6

EARNINGS PER COMMON SHARE
Basic	$0.66	$0.56	$2.19	$1.89
Diluted	0.64	0.54	2.14	1.84
Weighted average common shares outstanding
Used in basic calculation	172.2	171.1	171.9	170.8
Used in diluted calculation	175.9	175.4	175.8	175.1
Dividends per common share	$0.1225	$0.1175	$0.3625	$0.3475

QUESTAR CORPORATION
OPERATIONS BY LINE OF BUSINESS
(Unaudited)
	3 Months Ended September 30,		9 Months Ended September 30,
	2007	2006	2007	2006
	(in millions)
Revenues from Unaffiliated Customers
Questar E&P	$233.2	$206.0	$702.0	$615.2
Wexpro	6.0	6.1	17.4	16.1
Gas Management	44.4	41.5	137.8	123.2
Energy Trading and other	89.2	174.3	334.1	472.6
Market Resources total	372.8	427.9	1,191.3	1,227.1
Questar Pipeline	31.9	28.3	94.0	87.9
Questar Gas	92.7	99.0	640.9	747.8
	$497.4	$555.2	$1,926.2	$2,062.8

Revenues from Affiliated Companies
Wexpro	$35.6	$36.4	$118.4	$111.6
Gas Management	3.7	3.9	12.1	11.4
Energy Trading and other	111.2	148.2	400.5	557.4
Market Resources total	150.5	188.5	531.0	680.4
Questar Pipeline	19.1	19.3	59.0	60.0
Questar Gas	1.2	1.7	4.4	4.5
	$170.8	$209.5	$594.4	$744.9

Operating Income (Loss)
Questar E&P	$120.0	$117.1	$357.0	$340.1
Wexpro	22.4	18.7	66.3	55.2
Gas Management	20.2	16.7	61.8	46.7
Energy Trading and other	5.1	3.7	21.2	7.8
Market Resources total	167.7	156.2	506.3	449.8
Questar Pipeline	24.2	22.8	69.4	70.7
Questar Gas	(9.7)	(11.2)	43.1	42.7
Corporate	(0.1)	(0.1)	1.0	1.4
	$182.1	$167.7	$619.8	$564.6

Net Income (Loss)
Questar E&P	$76.4	$66.0	$220.3	$192.6
Wexpro	14.8	12.1	43.4	36.1
Gas Management	13.3	11.0	40.6	30.9
Energy Trading and other	4.2	2.9	16.0	6.4
Market Resources total	108.7	92.0	320.3	266.0
Questar Pipeline	12.0	10.8	33.2	33.8
Questar Gas	(8.5)	(9.2)	19.5	19.5
Corporate	1.1	1.4	3.6	3.3
	$113.3	$95.0	$376.6	$322.6

QUESTAR CORPORATION
SELECTED OPERATING STATISTICS
(Unaudited)
	3 Months Ended September 30,		9 Months Ended September 30,
	2007	2006	2007	2006
MARKET RESOURCES
Questar E&P production volumes
Natural gas (Bcf)	29.2	29.4	91.0	85.5
Oil and natural gas liquids (MMbbl)	0.8	0.8	2.2	2.0
Total production (Bcfe)	33.9	33.8	104.3	97.4
Average daily production (MMcfe)	368.6	367.4	382.2	356.7
Questar E&P average realized price,
net to the well (including hedges)
Natural gas (per Mcf)	$6.44	$5.73	$6.42	$5.99
Oil and NGL (per bbl)	$54.95	$49.81	$51.51	$50.10
Wexpro investment base at Sept. 30, net of
depreciation and deferred income taxes (millions)	$284.6	$224.8
Natural gas processing volumes
NGL sales (MMgal)	16.5	20.8	54.5	65.3
NGL sales price (per gal)	$1.00	$0.89	$0.94	$0.89
Fee-based processing (millions of MMBtu) (1)
For unaffiliated customers	14.2	10.2	34.9	27.3
For affiliated customers	19.5	20.3	62.8	59.8
Total fee-based processing volumes	33.7	30.5	97.7	87.1
Fee-based processing (per MMBtu)	$0.14	$0.14	$0.15	$0.14
Natural gas gathering volumes (millions of MMBtu) (1)
For unaffiliated customers	43.1	34.3	127.0	88.0
For affiliated customers	28.3	37.8	97.2	107.8
Total gathering	71.4	72.1	224.2	195.8
Gathering revenue (per MMBtu) (1)	$0.32	$0.28	$0.31	$0.29
Natural gas and oil marketing volumes (MMdthe)
For unaffiliated customers	24.6	29.3	74.6	84.6
For affiliated customers	24.7	24.9	75.6	74.8
Total marketing	49.3	54.2	150.2	159.4
QUESTAR PIPELINE
Natural gas transportation volumes (MMdth)
For unaffiliated customers	90.8	88.1	251.7	229.0
For Questar Gas	14.2	15.0	81.7	83.1
For other affiliated customers	3.3	7.2	11.9	16.8
Total transportation	108.3	110.3	345.3	328.9
Transportation revenue (per dth)	$0.29	$0.27	$0.27	$0.27
Firm-daily transportation demand at Sept. 30, (MMdth)	2.2	2.2
Natural gas processing
NGL sales (MMgal)	2.2	2.2	6.1	6.7
NGL sales price (per gal)	$1.22	$1.34	$1.11	$1.26
QUESTAR GAS
Natural gas volumes (MMdth)
Residential and commercial	9.1	8.7	70.1	67.7
Industrial	0.3	0.4	1.1	2.7
Transportation for industrial customers	14.0	9.6	34.9	25.4
Total industrial	14.3	10.0	36.0	28.1
Total deliveries	23.4	18.7	106.1	95.8
Natural gas revenue (per dth)
Residential and commercial sales	$8.83	$9.88	$8.57	$10.20
Industrial	6.03	7.23	6.28	7.82
Transportation for industrial customers	$0.17	$0.16	$0.20	$0.18
Temperatures - colder (warmer) than normal	6%	71%	Normal	(5%)
Temperature-adjusted usage per customer (dth)	7.8	7.9	73.2	76.4
Customers at Sept. 30, (thousands)	861.0	835.0
(1) one MMBtu = one dth

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2007	2006
	(Unaudited)
	(in millions)
ASSETS
Current Assets
Cash and cash equivalents		$24.6
Accounts receivable, net	$238.1	410.8
Fair value of derivative contracts	133.4	155.5
Inventories	115.1	134.8
Other current assets	22.3	27.7
Total Current Assets	508.9	753.4
Property, Plant and Equipment	7,390.2	6,414.1
Accumulated depreciation, depletion and amortization	(2,552.4)	(2,322.7)
Net Property, Plant and Equipment	4,837.8	4,091.4
Investment in unconsolidated affiliates	45.9	37.5
Goodwill	70.7	70.7
Fair value of derivative contracts	41.4	49.0
Other noncurrent assets, net	63.4	62.7
Total Assets	$5,568.1	$5,064.7

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Checks outstanding in excess of cash	$22.2
Short-term debt	190.5	$40.0
Accounts payable and accrued expenses	431.9	551.4
Fair value of derivative contracts	0.8	8.2
Purchased-gas adjustment	46.6	34.3
Deferred income taxes - current	25.0	35.0
Current portion of long-term debt	53.0	10.0
Total Current Liabilities	770.0	678.9
Long-term debt, less current portion	979.5	1,022.4
Deferred income taxes	895.1	763.9
Fair value of derivative contracts	1.1	0.2
Other long-term liabilities	414.2	393.8
Common Shareholders' Equity	2,508.2	2,205.5
Total Liabilities and Common Shareholders' Equity	$5,568.1	$5,064.7

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	9 Months Ended September 30,
	2007	2006
	(in millions)
OPERATING ACTIVITIES
Net income	$376.6	$322.6
Adjustments to reconcile net income to net cash
provided from operating activities:
Depreciation, depletion and amortization	278.4	230.9
Deferred income taxes	138.2	65.2
Share-based compensation	9.5	6.9
Abandonment and impairment	6.4	5.5
Dry exploratory-well expenses	(0.2)	24.0
Net (gain) from asset sales	(0.3)	(25.5)
Income from unconsolidated affiliates	(6.8)	(5.3)
Distributions from unconsolidated affiliates	7.3	4.9
Net mark-to-market (gain) loss on basis-only swaps	(14.2)	10.8
Loss on early extinguishment of debt		1.7
Changes in operating assets and liabilities	55.5	116.2
NET CASH PROVIDED FROM OPERATING ACTIVITIES	850.4	757.9

INVESTING ACTIVITIES
Capital expenditures	(996.5)	(628.0)
Proceeds from disposition of assets	3.7	29.4
NET CASH USED IN INVESTING ACTIVITIES	(992.8)	(598.6)

FINANCING ACTIVITIES
Common stock	(2.4)	3.8
Change in long-term debt		47.0
Early extinguishment of debt costs		(1.7)
Change in short-term debt	150.5	(94.5)
Checks outstanding in excess of cash	22.2
Dividends paid	(62.5)	(59.5)
Excess tax benefits from share-based compensation	10.0	9.9
NET CASH PROVIDED FROM (USED IN)
FINANCING ACTIVITIES	117.8	(95.0)

Change in cash and cash equivalents	(24.6)	64.3
Beginning cash and cash equivalents	24.6	13.4
Ending cash and cash equivalents	$ -	$77.7